James River Coal Company Reports Third Quarter 2011 Operating Results

-- 2 Vessels (165,000 Tons) of Met Coal Were Moved From Q-3 (Jul-Sep) into Q-4 (Oct-Dec)

-- Reached Agreements to Ship 2.4 Million Tons of Central Appalachian (CAPP) and Midwest Coal in 2012

-- Integration of IRP and Logan & Kanawha is Substantially Complete

-- Continuing to Maintain a Strong Balance Sheet With a Cash Balance of $209 Million and Available Liquidity of $248 Million

-- Conference Call Slides Posted to Company Website

RICHMOND, Va., Nov. 8, 2011 /PRNewswire/ -- James River Coal Company (NASDAQ: JRCC), today announced that it had net loss of $3.7 million or $0.11 per diluted share for the third quarter of 2011 and net loss of $10.5 million or $0.33 per diluted share for the nine months ended September 30, 2011. The nine months ended September 30, 2011 results include $9.8 million or $0.30 per share of after tax charges related to the International Resource Partners LP (IRP) acquisition and refinancing of our debt. The 2011 results are compared to net income of $9.2 million or $0.33 per diluted share for the third quarter of 2010 and net income of $52.3 million or $1.89 per diluted share for the nine months ended September 30, 2010.

Peter T. Socha, Chairman and Chief Executive Officer commented: "We were generally pleased with our progress this quarter. Obviously, we were disappointed to miss a couple of very valuable metallurgical coal shipments, but this was only an issue of timing not market conditions. Our operations team continues to successfully adjust our mines to the new regulatory environment. We were particularly pleased to receive several safety awards this quarter from both federal and state regulatory authorities. Lastly, we were pleased to complete several new metallurgical and thermal coal sales contracts during a period of market uncertainty."

FINANCIAL RESULTS

The following tables show selected operating results for the quarter and nine months ended September 30, 2011 compared to the quarter and nine months ended September 30, 2010 (in 000's except per ton amounts).

Total Results	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	Total	Total	Total	Total

Company and contractor production (tons)	2,816	2,136	7,578	6,697
Coal purchased from other sources (tons)	284	24	896	54
Total coal available to ship (tons)	3,100	2,160	8,474	6,751

Coal shipments (tons)	3,163	2,167	8,497	6,850
Coal sales revenue	$ 291,575	$ 170,907	$ 783,612	$ 537,476
Freight and handling revenue	12,283	513	36,865	1,590
Cost of coal sold	245,240	129,693	642,167	386,671
Freight and handling costs	12,283	513	36,865	1,590
Depreciation, depletion, & amortization	31,234	15,714	75,479	48,281
Gross profit	15,101	25,500	65,966	102,524
Selling, general & administrative	16,344	9,805	40,525	28,947
Acquisition costs	-	-	8,504	-

Adjusted EBITDA plus acquisition costs (1)	$ 32,265	$ 33,519	$ 110,416	$ 128,149

(1) Adjusted EBITDA plus acquisition costs is defined under "Reconciliation of Non-GAAP Measures" in this release.
Adjusted EBITDA is used to determine compliance with financial covenants in our revolving credit facility.

Segment Results	Three Months Ended September 30,
	2011				2010
	CAPP		Midwest		CAPP		Midwest
	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	2,225		591		1,472		664
Coal purchased from other sources (tons)	284		-		24		-
Total coal available to ship (tons)	2,509		591		1,496		664

Coal shipments (tons)
Steam (tons)	1,983		598		1,500		667
Metallurgical (tons)	582		-		-		-
Total Shipments (tons)	2,565		598		1,500		667
Coal sales revenue
Steam	$174,325	87.91	26,816	44.84	$142,475	94.98	28,432	42.63
Metallurgical	90,434	155.38	-	-	-	-	-	-
Total coal sales revenue	264,759	103.22	26,816	44.84	142,475	94.98	28,432	42.63
Freight and handling revenue	11,757	4.58	526	0.88	-	-	513	0.77
Cost of coal sold	221,482	86.35	23,758	39.73	106,024	70.68	23,669	35.49
Freight and handling costs	11,757	4.58	526	0.88	-	-	513	0.77

Segment Results	Nine Months Ended September 30,
	2011				2010
	CAPP		Midwest		CAPP		Midwest
	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	5,703		1,875		4,590		2,107
Coal purchased from other sources (tons)	896		-		54		-
Total coal available to ship (tons)	6,599		1,875		4,644		2,107

Coal shipments (tons)
Steam (tons)	5,257		1,897		4,747		2,103
Metallurgical (tons)	1,343		-		-		-
Total Shipments (tons)	6,600		1,897		4,747		2,103
Coal sales revenue
Steam	$477,742	90.88	80,792	42.59	$ 451,599	95.13	85,877	40.84
Metallurgical	225,078	167.59	-	-	-	-	-	-
Total coal sales revenue	702,820	106.49	80,792	42.59	451,599	95.13	85,877	40.84

Freight and handling revenue	35,073	5.31	1,792	0.94	-	-	1,590	0.76

Cost of coal sold	570,975	86.51	71,192	37.53	317,219	66.83	69,452	33.03
Freight and handling costs	35,073	5.31	1,792	0.94	-	-	1,590	0.76

SAFETY

During the quarter our McCoy Elkhorn Coal Corporation's Bevins Branch Processing Plant received the prestigious Sentinels of Safety Award for outstanding safety performance in the Large Coal Processing Facility Group. Employees at the plant worked 142,049 manhours without a lost time accident.

Sentinels of Safety Awards are co-sponsored by the National Mining Association and the Mine Safety and Health Administration. These awards are presented annually to those mines and facilities with the best safety records in the country.

Bledsoe Coal Corporation's Tan Trough Mine won first place as the safest large underground mine in MSHA District 7. The Kentucky Office of Mine Safety and the Kentucky Coal Association sponsor this award.

Triad Mining had three mines which won the Holmes Safety Awards for the third quarter for the lowest reportable injuries in MSHA District 8.

C.K. Lane, Chief Operating Officer commented: "We are very proud to have received these distinguished awards. Our employees have worked very hard to make safety our number one priority."

LIQUIDITY AND CASH FLOW

As of September 30, 2011, the Company had available liquidity of $247.6 million calculated as follows (in millions):

Unrestricted Cash	$208.6
Availability under the Revolver	97.8
Letters of Credit Issued under the Revolver	(58.8)

Available Liquidity	$247.6

Restricted Cash	$29.5

Capital expenditures for the third quarter were $36.8 million and $95.1 million for the nine months ended September 30, 2011.

SALES POSITION AND MARKET COMMENTS

As of November 7, 2011, we had the following agreements to ship coal at a fixed and known price (in 000's except per ton amounts):

	2012 Priced
	As of August 8, 2011		As of November 7, 2011		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	3,993	$ 83.66	5,104	$ 82.55	1,111	$ 78.56
Midwest (1)	1,524	$ 43.49	2,776	$ 44.16	1,252	$ 44.98

	2013 Priced
	As of August 8, 2011		As of November 7, 2011		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	1,337	$ 79.52	1,337	$ 80.45	-	$ -
Midwest (1)	990	$ 44.10	2,140	$ 45.35	1,150	$ 46.43

	2014 Priced
	As of August 8, 2011		As of November 7, 2011		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	-	$ -	-	$ -	-	$ -
Midwest (1)	-	$ -	700	$ 49.00	700	$ 49.00

(1) The prices for the Midwest are minimum base price amounts adjusted for projected fuel escalators.

CONFERENCE CALL, WEBCAST AND REPLAY: The Company will hold a conference call with management to discuss the quarterly results on November 8, 2011 at 11:00 a.m. Eastern Time. The conference call can be accessed by dialing 877-340-2553, or through the James River Coal Company website at http://www.jamesrivercoal.com. International callers, please dial 678-224-7860. A replay of the conference call will be available on the Company's website and also by telephone, at 855-859-2056 for domestic callers. International callers, please dial 404-537-3406: pass code 22258898.

James River Coal Company is one of the leading coal producers in Central Appalachia and the Illinois Basin. The company sells metallurgical, bituminous steam and industrial-grade coal to electric utility companies and industrial customers both domestically and internationally. The Company's operations are managed through eight operating subsidiaries located throughout eastern Kentucky, southern West Virginia and southern Indiana. Additional information about James River Coal can be found at its web site www.jamesrivercoal.com

FORWARD-LOOKING STATEMENTS: Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future sales and contracting activity and projected fuel escalators. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: a change in the demand for coal by electric utility and industrial customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; our dependency on railroads for transportation of a large percentage of our products; failure to exploit additional coal reserves; the risk that reserve estimates are inadequate; failure to diversify our operations; increased capital expenditures; encountering difficult mining conditions; increased costs of complying with mine health and safety regulations; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased cost of raw materials; the effects of litigation, regulation and competition; lack of availability of financing sources; our compliance with debt covenants; the risk that we are unable to successfully integrate acquired assets into the business; our cash flows, results of operation or financial condition; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business; governmental policies and regulatory actions; legal and administrative proceedings, settlements, investigations and claims; weather conditions or catastrophic weather-related damage; our production capabilities; availability of transportation; market demand for coal, electricity and steel; competition; our relationships with, and other conditions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; our ability to integrate successfully operations that we have or may acquire or develop in the future, including those of IRP, or the risk that any such integration could be more difficult, time-consuming or costly than expected; the consummation of financing transactions, acquisitions or dispositions and the related effects on our business; uncertainty of our expected financial performance following completion of the IRP acquisition; disruption from the IRP acquisition making it more difficult to maintain relationships with customers, employees or suppliers; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Consolidated Balance Sheets (in thousands, except share data)

	September 30, 2011	December 31, 2010
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$208,568	180,376
Trade receivables	83,151	59,970
Inventories:
Coal	38,731	23,305
Materials and supplies	18,443	13,690
Total inventories	57,174	36,995
Prepaid royalties	5,385	6,039
Other current assets	10,465	5,991
Total current assets	364,743	289,371
Property, plant, and equipment, net	897,617	385,652
Goodwill	26,492	26,492
Restricted cash and short term investments	29,510	23,500
Other assets	62,470	59,554
Total assets	$1,380,832	784,569

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$69,271	57,300
Accrued salaries, wages, and employee benefits	15,955	7,744
Workers' compensation benefits	9,000	9,000
Black lung benefits	2,282	2,282
Accrued taxes	7,897	4,924
Other current liabilities	29,251	16,496
Total current liabilities	133,656	97,746
Long-term debt, less current maturities	578,649	284,022
Other liabilities:
Noncurrent portion of workers' compensation benefits	58,904	55,944
Noncurrent portion of black lung benefits	45,656	43,443
Pension obligations	10,041	11,968
Asset retirement obligations	95,438	43,398
Other	7,219	665
Total other liabilities	217,258	155,418
Total liabilities	929,563	537,186
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding
35,648,065 and 27,779,351 shares as of September 30, 2011 and December 31, 2010	356	278
Paid-in-capital	538,511	324,705
Accumulated deficit	(69,140)	(58,593)
Accumulated other comprehensive loss	(18,458)	(19,007)
Total shareholders' equity	451,269	247,383
Total liabilities and shareholders' equity	$1,380,832	784,569

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Consolidated Statements of Operations (in thousands, except per share data) (unaudited)
	Three Months	Three Months
	Ended	Ended
	September 30, 2011	September 30, 2010
Revenues
Coal sales revenue	$291,575	170,907
Freight and handling revenue	12,283	513
Total revenue	303,858	171,420
Cost of sales:
Cost of coal sold	245,240	129,693
Freight and handling costs	12,283	513
Depreciation, depletion and amortization	31,234	15,714
Total cost of sales	288,757	145,920
Gross profit	15,101	25,500
Selling, general and administrative expenses	16,344	9,805
Total operating income (loss)	(1,243)	15,695
Interest expense	13,215	7,591
Interest income	(173)	(584)
Miscellaneous income, net	(271)	(67)
Total other expense, net	12,771	6,940
Income (loss) before income taxes	(14,014)	8,755
Income tax benefit	(10,282)	(445)
Net income (loss)	$(3,732)	9,200
Earnings (loss) per common share
Basic earnings (loss) per common share	$(0.11)	0.33
Diluted earnings (loss) per common share	$(0.11)	0.33

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Consolidated Statements of Operations (in thousands, except per share data) (unaudited)
	Nine Months	Nine Months
	Ended	Ended
	September 30, 2011	September 30, 2010
Revenues
Coal sales revenue	$783,612	537,476
Freight and handling revenue	36,865	1,590
Total revenue	820,477	539,066
Cost of sales:
Cost of coal sold	642,167	386,671
Freight and handling costs	36,865	1,590
Depreciation, depletion and amortization	75,479	48,281
Total cost of sales	754,511	436,542
Gross profit	65,966	102,524
Selling, general and administrative expenses	40,525	28,947
Acquisition costs	8,504	-
Total operating income	16,937	73,577
Interest expense	36,673	22,427
Interest income	(356)	(600)
Charges associated with repayment of debt	740	-
Miscellaneous (income) expense, net	(573)	129
Total other expense, net	36,484	21,956
Income (loss) before income taxes	(19,547)	51,621
Income tax benefit	(9,000)	(674)
Net income (loss)	$(10,547)	52,295
Earnings (loss) per common share
Basic earnings (loss) per common share	$(0.33)	1.89
Diluted earnings (loss) per common share	$(0.33)	1.89

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)
	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$(10,547)	52,295
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion, and amortization	75,479	48,281
Accretion of asset retirement obligations	3,215	2,484
Amortization of debt discount and issue costs	10,479	5,972
Stock-based compensation	3,948	4,185
Deferred income tax benefit	(10,026)	-
Loss on sale or disposal of property, plant and equipment	-	314
Write-off of deferred financing costs	740	-
Changes in operating assets and liabilities:
Receivables	93,449	(16,253)
Inventories	(1,294)	2,366
Prepaid royalties and other current assets	3,972	(469)
Restricted cash	(6,010)	38,542
Other assets	(2,808)	2,516
Accounts payable	(44,431)	(1,594)
Accrued salaries, wages, and employee benefits	3,851	2,927
Accrued taxes	(525)	962
Other current liabilities	9,594	3,630
Workers' compensation benefits	2,960	2,181
Black lung benefits	2,640	2,916
Pension obligations	(1,335)	(2,097)
Asset retirement obligations	(3,807)	(812)
Other liabilities	(149)	22
Net cash provided by operating activities	129,395	148,368
Cash flows from investing activities:
Additions to property, plant, and equipment	(95,118)	(59,681)
Payment for acquisition, net of cash acquired	(515,962)	-
Net cash used in investing activities	(611,080)	(59,681)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	505,000	-
Repayment of long-term debt	(150,000)	-
Net proceeds from issuance of common stock	170,545	-
Debt issuance costs	(15,668)	(1,346)
Net cash provided by (used in) financing activities	509,877	(1,346)
Increase in cash	28,192	87,341
Cash and cash equivalents at beginning of period	180,376	107,931
Cash and cash equivalents at end of period	$208,568	195,272

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Reconciliation of Non GAAP Measures
(in thousands)
(unaudited)

EBITDA is used by management to measure operating performance. We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance. We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates. In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is defined as EBITDA as further adjusted for certain cash and non-cash charges as specified in our revolving credit facility and is used in several of the covenants in that facility. Adjusted EBITDA plus acquisition costs further adjusts Adjusted EBITDA to add back certain non-recurring costs incurred in connection with the IRP acquisition that may not reflect the trend of future results. We believe that Adjusted EBITDA plus acquisition costs presents a useful measure of our ability to service and incur debt on an ongoing basis.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA plus acquisition costs are not recognized terms under GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity. Because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA plus acquisition costs may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA, Adjusted EBITDA, and Adjusted EBITDA plus acquisition costs are not intended to be a measure of free cash flow for management's discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.

	Three Months Ended		Nine Months Ended
	September 30	September 30	September 30	September 30
	2011	2010	2011	2010

Net income (loss)	$(3,732)	9,200	(10,547)	52,295
Income tax expense (benefit)	(10,282)	(445)	(9,000)	(674)
Interest expense	13,215	7,591	36,673	22,427
Interest income	(173)	(584)	(356)	(600)
Depreciation, depletion, and amortization	31,234	15,714	75,479	48,281
EBITDA (before adjustments)	$30,262	31,476	92,249	121,729
Other adjustments specified
in our current debt agreement
Direct acquisition costs	-	-	8,504	-
Charges associated with repayment of debt	-	-	740	-
Other	2,003	2,043	6,174	6,420
Adjusted EBITDA	$32,265	33,519	107,667	128,149
Write-up of IRP inventory	-	-	2,749	-
Adjusted EBITDA plus acquisition costs	$32,265	33,519	110,416	128,149

In addition, in this press release we have presented our earnings per share before acquisition and refinancing expenses. As we do not routinely engage in transactions of the magnitude of the IRP acquisition or the refinancing of our debt, and consequently do not regularly incur transaction-related expenses of similar size, we believe presenting earnings per share excluding acquisition and refinancing expenses provides investors with an additional measure of our core operating performance. Charges related to the IRP acquisition and refinancing of our debt included in our results of operations are as follows:

	Three months	Nine months
	ended	ended
	September 30, 2011	September 30, 2011
Acquisition costs	-	8,504
Charges associated with repayment of debt	-	740
Amortization of contracts included in depreciation,
depletion and amortization	1,088	3,517
Write-up to Fair Market Value of IRP's inventory at acquisition	-	2,749
Interest on repaid Senior Notes after new financing completed	-	2,344
Estimated tax impact	(490)	(8,034)
Total IRP acquisition and recapitalization expenses	$598	9,820

Earnings per share impact	$0.02	0.30

CONTACT:	James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000